EXHIBIT 4.3(a)

FIRST SUPPLEMENTAL SENIOR DEBT FUNDING INDENTURE

AMONG

DEUTSCHE BANK AKTIENGESELLSCHAFT

Issuer

AND

DELAWARE TRUST COMPANY
Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

Paying Agent, Authenticating Agent, Issuing Agent and Registrar

DATED AS OF MARCH 1, 2021

SUPPLEMENTAL TO SENIOR DEBT FUNDING INDENTURE

DATED AS OF JULY 30, 2018

THIS FIRST SUPPLEMENTAL SENIOR DEBT FUNDING INDENTURE, dated as of March 1, 2021, among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), DELAWARE TRUST COMPANY, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar.

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain Senior Debt Funding Indenture, dated as of July 30, 2018, among the Issuer, the Trustee and Deutsche Bank Trust Company Americas (the “Indenture”);

WHEREAS, Section 9.01(c) of the Indenture provides that, without the consent of the Holders of any Securities, the Issuer and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable; provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

WHEREAS, there are no Securities Outstanding of any series created prior to the execution of this First Supplemental Senior Debt Funding Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Issuer desires and the Trustee has agreed to amend Sections 2.03, 2.06, 6.01, 7.06, 10.01, 12.09, and 13.01 of the Indenture with respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture;

WHEREAS, the entry into this First Supplemental Senior Debt Funding Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this First Supplemental Senior Debt Funding Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

Article 1
Amendments to the Indenture

Section 1.01.   Amendment to Section 2.03 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, Section 2.03 of the Indenture is hereby amended by:

(a)           deleting the following text:

“The Securities may be issued in one or more series and are intended to qualify as eligible liabilities instruments for the minimum requirement for own funds and eligible liabilities as applicable to the Issuer.

The obligations under the Securities constitute unsecured and unsubordinated obligations of the Issuer ranking pari passu among themselves and with all other unsecured and unsubordinated obligations of the Issuer, subject, however, to statutory priorities conferred on certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Issuer; and pursuant to Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations under the Securities rank in priority to the Issuer’s obligations under any of its debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act) or any successor provision.”

and replacing the deleted text with the following:

“The Securities may be issued in one or more series and are intended to qualify as eligible liabilities instruments within the meaning of Articles 72a, 72b(2) of Regulation (EU) No 575/2013 of the European Parliament and of the Council, as amended, supplemented or replaced from time to time (the “CRR”), with the exception of point (d), for the minimum requirement for own funds and eligible liabilities as applicable to the Issuer.

Status. The obligations under the Securities constitute unsecured and unsubordinated obligations of the Issuer and shall rank pari passu among themselves and with all other unsecured and unsubordinated obligations of the Issuer, subject, however, to statutory priorities conferred on certain unsecured and unsubordinated obligations in the event of any Resolution

Measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Issuer; in accordance with Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations of the Issuer under the Securities shall rank in priority to the Issuer’s obligations under debt instruments (Schuldtitel) of the Issuer within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision, this includes eligible liabilities within the meaning of Articles 72a and 72b(2) CRR.”;

(b)           deleting Section 2.03(b) of the Indenture, which reads as follows, in its entirety:

“the qualification of the Securities of the series as eligible liabilities for bank regulatory purposes;”

and replacing the deleted text with the following:

“[intentionally omitted];”; and

(c)           adding the following paragraph after the current third paragraph and before the current fourth paragraph:

“No subsequent agreement may enhance the seniority of the Issuer’s obligations under the Securities or shorten the term of any of the Securities or any applicable notice period. No Holder may set off its claims arising under the Securities against any claims of the Issuer. No security or guarantee shall be provided at any time securing claims of the Holders under the Securities; any security or guarantee already provided or granted in the future in connection with other liabilities of the Issuer may not be used for claims under the Securities.”

Section 1.02.   Amendment to Section 2.06 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, the first sentence in Section 2.06 of the Indenture, which read as follows, shall be deleted:

“Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.”

and shall be replaced with the following:

“Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual or electronic signature (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.”

Section 1.03.   Amendment to Section 6.01 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, Section 6.01 of the Indenture is hereby amended by:

(a)           deleting Section 6.01(a)(ii) of the Indenture, which reads as follows, in its entirety:

“convert the Securities into ordinary shares of (i) the Issuer or (ii) any group entity or (iii) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier one capital (and issue to or confer on the Holders (including the Beneficial Owners) such ordinary shares or instruments); and/or”

and replacing the deleted text with the following:

“convert the Securities into ordinary shares of (A) the Issuer or (B) any group entity or (C) any bridge bank or other instruments of ownership of such entities qualifying as common equity tier one capital (and the issue to or conferral on the Holders (including the Beneficial Owners) of such ordinary shares or instruments); and/or”; and

(b)           deleting the following language in Section 6.01 of the Indenture, which reads as follows, in its entirety:

“The Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 7.02 and 7.06, and to the extent applicable, the obligations of the Holders to indemnify the Trustee and the Agents under this Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Securities.”

and replacing the deleted text with the following:

“Any obligations of the Holders to indemnify the Trustee and the Agents under this Indenture shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the

Securities. To the extent not otherwise precluded by a Resolution Measure, the Issuer’s obligations to indemnify the Trustee and the Agents in accordance with Sections 7.02 and 7.06 shall survive the imposition of a Resolution Measure by the competent resolution authority with respect to the Issuer or the Securities.”

Section 1.04.   Amendment to Section 7.06 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, Section 7.06 of the Indenture is hereby amended by deleting the following language in Section 7.06, which read as follows, in its entirety:

“Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee or Agent as such, except funds held in trust for the benefit of the Holders of particular Securities or Coupons, and the Securities are hereby subordinated to such senior claim. The Issuer’s payment obligations pursuant to this Section and any lien arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee or Agent. When the Trustee or Agent incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under any bankruptcy or insolvency law.”

and replacing the deleted text with the following:

“Consistent with Section 5.03, the Trustee shall have a right prior to the Holders to any funds held or collected by the Trustee or Agent, except funds held in trust for the benefit of the Holders of particular Securities or Coupons. The Issuer’s payment obligations pursuant to this Section and any right to payment arising hereunder shall survive the discharge of this Indenture and the resignation or removal of the Trustee or Agent.”

Section 1.05.   Amendment to Section 10.01 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, the first paragraph of Section 10.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“In case of any merger or consolidation or sale, lease or conveyance of all or substantially all of the Issuer’s assets to any other Person, the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) may succeed to and be substituted for the Issuer, with the same effect as if it had been named herein; provided that no such succession or substitution shall occur unless (i) it is effected in a manner as prescribed by applicable laws and regulations and the competent supervisory or resolution authority has raised no objection to such succession or substitution, and (ii) the Trustee has received an Officer’s Certificate and Opinion of Counsel each stating that the conditions set forth in clause (i) have been satisfied. Such successor corporation may, subject to all the terms, conditions and limitations provided in this Indenture, cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all holders of the Securities issuable hereunder which together with any Coupons appertaining thereto theretofore shall not have been signed by the Issuer and delivered to the Trustee; upon an Issuer Order of such successor corporation, instead of the Issuer, the Trustee shall authenticate and shall deliver any Securities together with any Coupons appertaining thereto which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.”

and shall be replaced with the following:

“In case of any merger or consolidation or sale, lease or conveyance of all or substantially all of the Issuer’s assets to any other Person, the successor legal entity or the Person which acquires by sale, lease or conveyance substantially all the assets of the Issuer (if other than the Issuer) may succeed to and be substituted for the Issuer, with the same effect as if it had been named herein; provided that no such succession or substitution shall occur unless (i) it is effected in a manner as prescribed by applicable laws and regulations and the competent supervisory or resolution authority has raised no objection to or has approved of, as the case may be, such succession or substitution, and (ii) the Trustee has received an Officer’s Certificate and Opinion of Counsel each stating that the conditions set forth in clause (i) have been satisfied. Such successor corporation may, subject to all the terms, conditions and limitations provided in this Indenture, cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all holders of the Securities issuable hereunder which together with any Coupons appertaining thereto theretofore shall not have been signed by the Issuer and delivered to the Trustee; upon an Issuer Order of such successor corporation, instead of the Issuer, the Trustee shall authenticate and shall deliver any Securities together with any Coupons appertaining thereto which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued together with any Coupons appertaining thereto shall in all respects have the same legal rank, be subject to the imposition of Resolution Measures, and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.”

Section 1.06.   Amendment to Section 12.09 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, Section 12.09 of the Indenture is hereby amended by adding the following paragraph after the first sentence:

“Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this Indenture. Each of the parties to this Indenture represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This Indenture shall become effective when each party shall have received a counterpart hereof signed by all of the other parties to this Indenture.”

Section 1.07.   Amendment to Section 13.01 of the Indenture. With respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Debt Funding Indenture, Section 13.01 of the Indenture, which reads as follows, shall be deleted in its entirety:

“The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity. Any redemption of Securities of any series prior to their stated maturity shall be subject to (i) receipt by the Issuer of prior written approval of the competent authority, if then required under applicable law, capital adequacy guidelines, regulations or policies of such competent authority; and (ii) compliance with any other regulatory requirements. If the Securities are redeemed without prior written approval of such competent authority, then the amounts paid on the Securities must be returned to the Issuer irrespective of any agreement to the contrary.”

and shall be replaced with the following:

“The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity. Any redemption of Securities of any series prior to their stated maturity shall be subject to (i) receipt by the Issuer of prior written approval of the competent authority; and (ii) compliance with any other regulatory requirements. If the Securities are redeemed without prior written approval of such competent authority, then the amounts paid on the Securities must be returned to the Issuer irrespective of any agreement to the contrary.”

Article 2
Miscellaneous Provisions

Section 2.01. Further Assurances. The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this First Supplemental Senior Debt Funding Indenture.

Section 2.02. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 2.03. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

Section 2.04. Governing Law. This First Supplemental Senior Debt Funding Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 2.05. Counterparts. This First Supplemental Senior Debt Funding Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this First Supplemental Senior Debt Funding Indenture. Each of the parties to this First Supplemental Senior Debt Funding Indenture represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This First Supplemental Senior Debt Funding Indenture shall become effective when each party shall have received a counterpart hereof signed by all of the other parties to this First Supplemental Senior Debt Funding Indenture.

Section 2.06. Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Senior Debt Funding Indenture or the Securities.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Senior Debt Funding Indenture to be duly executed, all as of the date first written above.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Jonathan Blake
	Name:	Jonathan Blake
	Title:	Managing Director

By:	/s/ Thomas Rueckert
	Name:	Thomas Rueckert
	Title:	Vice President

DELAWARE TRUST COMPANY, as Trustee

By:	/s/ Thomas Musarra
	Name:	Thomas Musarra
	Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Vice President

By:	/s/ Kathryn Fischer
	Name:	Kathryn Fischer
	Title:	Vice President